CERTAIN INFORMATION, IDENTIFIED BY AND REPLACED WITH A MARK OF “[   ],” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.6
APOLLO NAVIGATOR NOTIONAL BONUS PLAN AWARD LETTER

[NAME]
c/o Apollo Management Holdings, L.P.
9 West 57th St., 48th Floor
New York, NY 10024

[DATE]
Dear [_____]:

We are pleased to inform you that you are being awarded, at the sole discretion of Apollo Management Holdings, L.P., the number of Notional Points set forth on your execution page hereto, subject to the terms of the Apollo Navigator Notional Bonus Plan, a copy of which has been provided to you (as in effect from time to time, the “Plan”).
All provisions of the Plan are incorporated by reference as if contained herein. Capitalized terms used but not defined herein have the meanings ascribed to those terms in the Plan.
This letter is your Award Letter pursuant to the Plan.
Your Notional Points are not subject to the vesting calculations described in the Plan in Effect of Separation on Notional Points; Vesting Terms, and except as otherwise describe in the Plan and this Award Letter, you will retain all of your Notional Points when you become a retired Participant. Notwithstanding the foregoing, your Notional Points will be reduced to zero if your retirement is the result of your commission of a Bad Act or breach of a restrictive covenant set forth in the ECAA (retroactive to the date of the initial occurrence of the Bad Act or covenant breach, or if that date is not known, as of the earliest date of the occurrence identified by the Employer).
By your signature below, and as a condition of the payment to you of any payments under the Plan on or after the date hereof, you acknowledge and agree that you are subject to the Plan and any other agreements referred to therein (including as the same may be amended or modified from time to time in accordance with their terms) and are bound by, and shall be a party to, this Award Letter. You further acknowledge and agree that you are bound by, and shall be a party to, a Secured Reimbursement Agreement, between you as “Participant” and the “Apollo Guarantor” as defined therein, related to your clawback obligations under the Plan.
This Award Letter may be executed electronically or by facsimile and in one or more counterparts, all of which shall constitute one and the same instrument.

[Signature page follows.]

You have confirmed that the above correctly reflects our understanding and agreement with respect to the foregoing matters.
Very truly yours,

APOLLO MANAGEMENT HOLDINGS, L.P.

By:     Apollo Management Holdings GP, LLC, its general partner

By:
        Name:     Matthew Breitfelder
        Title:     Vice President

The undersigned hereby agrees to adhere to and be bound by each of the Plan, this Award Letter, and the Secured Reimbursement Agreement, in each case with effect from the date of this Award Letter:

Notional Points

[NAME]